Exhibit 24.2
Power of Attorney
     I, the undersigned officer of Zila, Inc., do hereby constitute and appoint Douglas D. Burkett, Ph.D. my true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in my name and behalf in any and all capacities and to execute any and all instruments for me in my name, in connection with the Registration Statement on Form S-3 (Registration No. 333-139698) filed by Zila, Inc. on December 28, 2006 or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto; and I hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Name	Title	Date

/s/ Lawrence A. Gyenes Lawrence A. Gyenes	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2007